U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): May 31, 2006

                        Commission File Number: 000-31987

                              TEXHOMA ENERGY, INC.
                 (Name of Small Business Issuer in its Charter)

               NEVADA                                    20-4858058
   (State or other jurisdiction of                     (IRS Employer
    incorporation or organization)                   Identification No.)

  2200 POST OAK BLVD. SUITE 340 HOUSTON, TEXAS              77056
   (Address of principal executive offices)              (Zip Code)

                                 (713) 457-0610
                            (Issuer Telephone Number)

    Check  the  appropriate  box   below   if  the  Form  8-K  is   intended  to
simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 31, 2006, Texhoma Energy, Inc. (the "Company," "we," "us") entered into six (6) participation agreements to purchase various oil and gas leases from Sunray Operating Company LLC ("Sunray"), including:

     o Leases covering approximately 280 acres of land in Colorado County, Texas for total consideration of $100,000. In connection with the purchase, we will acquire an undivided 87.50% interest in the leases, subject to existing overriding royalty interests equal to 28% of 8/8. Additionally, Sunray is entitled to a one-eighth of eight-eights (12.50% of 8/8) working interest, proportionally reduced at payout.

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     o    Leases  covering  approximately  60  acres  of  land  in  Brazoria
          County, Texas, for total consideration of $20,000. In connection with the purchase, we will acquire an undivided 75% interest in the leases, subject to existing overriding royalty interest equal to 25% of 8/8. Additionally, Sunray is entitled to a one-eight of eight-eights (12.50% of 8/8) working interest, proportionally reduced at payout.

     o Leases covering approximately 160 acres of land in Brazoria County, Texas, for total consideration of $40,000. In connection with the purchase, we will acquire an undivided 75% interest in the leases, subject to existing overriding royalty interests equal to 25% of 8/8. Additionally, Sunray is entitled to a one-eighth of eight-eights (12.50% of 8/8) working interest, proportionally reduced at payout.

     o Leases covering approximately 80 acres of land in Brazoria County, Texas, for total consideration of $135,000; an aggregate of 875,000 shares of our common stock; and 875,000 warrants to purchase shares of our common stock at an exercise price of $0.15 per share. In connection with the purchase, we will acquire an undivided 50% interest in the leases, subject to existing overriding royalty interests equal to 25% of 8/8. Additionally, Gulf Coast Energy is entitled to a 25% working interest after the payout of the Davis No. 1 well on the leases.

     o Leases covering approximately 196 acres of land in Brazoria County, Texas for total consideration of $65,000. In connection with the purchase, we will acquire an undivided 87.50% interest in the leases, subject to existing overriding royalty interests equal to 25% of 8/8. Additionally, Sunray is entitled to a one-eighth of eight-eighths (12.50% of 8/8) working interest, proportionally reduced at payout.

     o Leases covering approximately 20 acres of land in Brazoria County, Texas for total consideration of $40,000; an aggregate of 375,000 shares of our common stock; and 375,000 warrants to purchase shares of our common stock at an exercise price of $0.08 per share. In connection with the purchase, we will acquire an undivided 75% interest in the leases, subject to existing overriding royalty interests equal to 25% of 8/8.

Upon the closing of the purchases, on or before June 14, 2006, of which there can be no assurance, we and Sunray agreed to enter into an operating agreement in connection with the development of the leases. Additionally, both we and Sunray agreed that should either party be unable or unwilling, for any reason, to participate in the drilling of the initial well on any of the leases described above, the non-participating party shall, at least 90 days prior to any expiration or any rental date under the leases, assign the participating party all of its right, title and interest in such lease.

We do not currently have sufficient cash on hand to pay Sunray for the purchase of the leases disclosed above, but hope to raise such money prior to the anticipated closing date of the purchases, June 14, 2006, of which there can be no assurance.

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On June 1, 2006, the Company's Board of Directors approved the issuance of an aggregate of 10,000,000 options to the Company's officers, Directors and employees, pursuant to the Company's 2006 Stock Incentive Plan (the "Plan"). All the options were at an exercise price of $0.13 per share, which was equal to the average of the highest ($0.125) and lowest ($0.111) quoted selling prices of the Company's common stock on June 1, 2006, multiplied by 110%. The options were granted to the following individuals in the following amounts:

     o Max Maxwell, our president and Director was granted 750,000 qualified options and 3,250,000 non-qualified options (for 4,000,000 total options), which options are to vest at the rate of 500,000 options every three months, with the qualified options to vest first, in consideration for services to be rendered to the Company as the Company's president and Director. The options expire if unexercised on June 1, 2009, or as otherwise provided in the Option Agreement to be drafted subsequent to the grant, pursuant to the Plan;

     o Frank Jacobs, our Director was granted 4,000,000 non-qualified options, which options are to vest at the rate of 500,000 options every three months, in consideration for services to be rendered to the Company as the Company's Director. The options expire if unexercised on June 1, 2009, or as otherwise provided in the Option Agreement to be drafted subsequent to the grant, pursuant to the Plan;

     o Brian Alexander, our Chief Financial Officer and Director was granted 1,000,000 non-qualified options, which options are to vest upon Mr. Alexander's execution of a deed of release and settlement between Mr. Alexander and the Company in connection with his anticipated resignation from his positions as the Company's Chief Financial Officer and Director, which is expected to occur in or around July 2006. The options were granted to Mr. Alexander in consideration for services rendered to the Company as the Company's Chief Financial Officer and Director. The options expire if unexercised on July 1, 2007, or as otherwise provided in the Option Agreement to be drafted subsequent to the grant, pursuant to the Plan; and

     o Mr. Terje Reiersen working as a consultant to the Company was granted 1,000,000 non-qualified options, which options are to vest at the rate of 250,000 options every three months, in consideration for consulting services to be rendered to the Company in connection with corporate advice in relation to a secondary listing amongst other things. The options expire if unexercised on June 1, 2009, or as otherwise provided in the Option Agreement to be drafted subsequent to the grant, pursuant to the Plan.

Additionally, on June 1, 2006, the Board of Directors approved the issuance of 2,000,000 options to another consultant to the Company in consideration for investor relations services rendered to the Company. The options granted to the consultant were not granted pursuant to the Plan. The options have an exercise price of $0.13 per share, vest at a rate of 250,000 options every three months and expire if unexercised on June 1, 2009, or as provided in an Option Agreement to be drafted subsequent to the grant, to evidence such options.

The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, for the above issuances, since the issuances did not

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involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the issuance and no underwriting discounts or commissions were paid by the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 2, 2006, our Chief Executive Officer and Director, Frank A. Jacobs resigned as our Chief Executive Officer, effective as of 8:00 A.M. Central Standard Time, June 5, 2006. Effective as of 8:00 A.M. Central Standard Time, June 5, 2006, the Board of Directors appointed Max Maxwell, our President and a Director as Chief Executive Officer of the Company to fill the vacancy left by Mr. Jacobs' resignation. Mr. Jacobs will remain as one of our Directors.

ITEM 8.01 OTHER EVENTS.

On April 13, 2006, we entered into a lease agreement with 2200 Post Oak, L.P., to rent approximately 1,114 square feet of office space at 2200 Post Oak Blvd., Suite 340, Houston, Texas 77056. The term of the lease was for twenty-four (24) months, beginning on May 1, 2006. The monthly rental cost of the officer space is $1,578.17 per month (adjustable on a yearly basis as provided in the lease).

On May 24, 2006, the Board of Directors approved the Company's 2006 Stock Incentive Plan, which approval is subject to shareholder approval at a special meeting of shareholders.

On May 31, 2006, our former Chief Executive Officer and current Director, Frank A Jacobs, sent us a letter detailing amounts which he believes he is owed from us for certain cash advances, fees and out of pocket expenses to date. Those amounts total approximately $352,000 as of March 31, 2006 (which does not include any interest amounts or amounts to compensate for currency fluctuations), and includes approximately $125,000 payable to Mr. Jacobs in executive salary; approximately $41,000 owed to Mr. Jacobs in reimbursement expenses including certain expenses he had paid on our behalf of the Company and approximately $185,000 in cash Mr. Jacobs advanced to the Company.

The letter provided by Mr. Jacobs was for auditing purposes and no immediate repayment is required or demanded. The Company currently doesn't have sufficient cash on hand to repay Mr. Jacobs these amounts.

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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXHOMA ENERGY, INC.
--------------------

June 7, 2006

/s/  Max E. Maxwell
--------------------
Max E. Maxwell,
President

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